Exhibit 10.4

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (the “Amendment”) is entered into by and between BROWN & BROWN, INC., f/k/a Poe & Brown, Inc., hereinafter called the “Company,” and C. ROY BRIDGES, hereinafter called “Employee,” effective May 10, 2011, and amends the Employment Agreement in effect between the parties dated January 12, 1998 (the “Employment Agreement”).

Background

Employee is an executive in the senior leadership of the Company with the title of “Regional President,” and has responsibility for the performance and results of various business units, divisions, profit centers and subsidiaries of the Company and for developing and/or executing strategic plans for the Company and/or its subsidiaries or affiliated entities (“Affiliates”). The Company is one of the largest insurance intermediaries in the United States of America. The Company, through its Affiliates, is in the business of selling and servicing insurance and risk transfer alternatives including, but not limited to, the business of quoting, proposing, soliciting, selling, placing, providing, servicing and/or renewing insurance, reinsurance, and surety products, as well as loss control, claims administration, risk management, program administration, Medicare secondary payer statute compliance, Social Security disability advocacy and other services (“Insurance Business”). The parties have entered into a Performance Cash Incentive Award Agreement effective May 10, 2011 (the “Award Agreement”), which includes a requirement that Employee execute and comply with the terms of an agreement, in a form prescribed by the Company, setting forth covenants relating to noncompetition, nonsolicitation, confidentiality and similar covenants for the protection of the Company’s business, and which provides that compliance with such agreement is a condition of the vesting of the Performance Cash Incentive Award provided for in the Agreement. The Employment Agreement includes nonsolicitation, confidentiality and similar covenants, but does not include a noncompetition covenant. The parties wish to memorialize, in this Amendment, Employee’s reaffirmation of the covenants contained in the Employment Agreement, and Employee’s covenant not to compete, all of which is given in exchange for good and valuable consideration, including the Company’s entry into the Award Agreement. Employee’s entry into, and compliance with, this Amendment and the terms of the Employment Agreement are a condition to the vesting and payment of the cash incentive award that is the subject of the Award Agreement.

Terms

The provisions set forth above are hereby incorporated into this Amendment as if set forth herein and the parties, intending to be legally bound, and in exchange for good and valuable consideration, the receipt of which is hereby acknowledged, agree as follows:

1. Non-Competion Covenant. Employee hereby agrees that for a period of one (1) year following the voluntary or involuntary termination of Employee’s employment, Employee shall not engage in, or be or become the owner of an equity interest in, or otherwise consult with, be employed by, or participate in the business of, any person or entity engaged in the Insurance Business in the United States of America.

2. Affirmation of Covenants. Employee hereby confirms and reaffirms his agreement to comply with the restrictive covenants contained in the Employment Agreement, including, without limitation, covenants relating to confidential information, covenants prohibiting the solicitation or servicing of customers or prospective customers of the Company, and covenants prohibiting the solicitation of Company employees for specified periods of time following the cessation of employment with Company.

3. Effect of Amendment. Except as otherwise expressly provided herein, the terms of the Employment Agreement shall continue in full force and effect.

4. Counterparts. This Amendment may be executed in counterparts, all of which together shall comprise one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment to Employment Agreement as of the date first written above.

EMPLOYEE	BROWN & BROWN, INC.

/s/ C. Roy Bridges	By:	/s/ Cory T. Walker
C. Roy Bridges		Cory T. Walker Senior Vice President and Chief Financial Officer